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                                                                    EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of Essef Corporation
Chardon, Ohio

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-78731 of Anthony & Sylvan Pools Corporation of our reports on Anthony & Sylvan Pools Corporation dated February 19, 1999 (May 7, 1999 as to Notes 2 and
3) and Anthony & Sylvan Pools, Inc. dated September 15, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Anthony & Sylvan Pools Corporation and Anthony & Sylvan Pools, Inc. listed in Item 21(b). These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Cleveland, Ohio
June 23, 1999
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                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Essef Corporation
Chardon, Ohio

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-78731 of Anthony & Sylvan Pools Corporation of our report on Essef Corporation and Subsidiaries dated November 13, 1998 incorporated by reference in the Annual Report on Form 10-K of Essef Corporation for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Cleveland, Ohio
June 23, 1999